Exhibit 10.1

SECOND AMENDMENT TO

CREDIT, SECURITY AND GUARANTY AGREEMENT

This SECOND AMENDMENT TO CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of May 29, 2020, by and among ALPHATEC HOLDINGS, INC., a Delaware corporation, ALPHATEC SPINE, INC., a California corporation and SAFEOP SURGICAL, INC., a Delaware corporation (each individually as a “Borrower” and collectively, as “Borrowers”) and SQUADRON MEDICAL FINANCE SOLUTIONS LLC, a Delaware limited liability company as lender (“Lender”).

RECITALS:

A.

Lender made loans and certain other financial accommodations to Borrowers as evidenced by that certain Credit, Security and Guaranty Agreement dated as of November 6, 2018 by and among Borrowers and Lender, as amended (the “Existing Credit, Security and Guaranty Agreement”).

B.	Borrowers and Lender hereby agree to amend the Existing Credit, Security and Guaranty Agreement as described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are hereby incorporated into this Amendment and made a part hereof, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals.  Borrowers and Lender hereby agree that all of the Recitals in this Amendment are hereby incorporated into and made a part hereof.

2.Capitalized Terms.  Except as otherwise defined in this Amendment, each capitalized term used herein shall have the same meaning as that assigned to it in the Existing Credit, Security and Guaranty Agreement, and such definitions shall be incorporated herein by reference, as if fully set forth herein.

3.Amendments to Existing Credit, Security and Guaranty Agreement.

A.Section 1.1 of the Existing Credit, Security and Guaranty Agreement is hereby amended by adding the following definitions, or amending and restating existing definitions, in alphabetical order:

“Existing Term Loan” has the meaning set forth in Section 2.1(a)(i).

“Permitted Debt” means: (a) Borrowers’ and their Subsidiaries’ Debt to Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt (other than purchase money Debt existing on the date of this Agreement and described on Schedule 5.1) not to exceed $5,000,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment, furniture and fixtures and make leasehold improvements in the Ordinary Course of Business and secured only by such assets; (d) Debt existing on the date of this Agreement and described on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt in the form of insurance premiums financed through the applicable insurance company; (f) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (g) Structure Medical Debt; (h) Subordinated Debt and (i) Permitted Intercompany Advances.

“Prime Rate” means the Prime Rate as published in print or electronically by The Wall Street Journal which is currently described as “the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks”.

“Termination Date” means the earlier to occur of (a) June 2, 2025, (b) any date on which Lender accelerates the maturity of the Term Loan pursuant to Section 10.2, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.8.

“Warrants” means warrants granted to Lender (including any designee of Lender) to purchase (i) 845,000 shares of common stock of Holdings at $3.15 per share, (ii) 4,838,710 shares of common stock of Holdings at $2.17 per share and (iii) 1,075,820 shares of common stock of Holdings at $4.88 per share, all such Warrants shall be substantially in the form of Exhibit B.

B.Section 1.1 of the Existing Credit, Security and Guaranty Agreement is hereby amended by deleting the following definitions, and all references to such definitions in the Existing Credit, Security and Guaranty Agreement shall have no effect:  “Compliance Certificate”, “Initial Term Loan”, “MidCap”, “MidCap Debt”, “MidCap Facility Agreement” and “MidCap Intercreditor Agreement”.

C.Section 2.1(a) of the Existing Credit, Security and Guaranty Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)Term Loan Amount.

(i)Borrowers and Lender acknowledge that Lender has made a term loan to Borrowers in the aggregate original principal amount equal to $65,000,000 (“Existing Term Loan”).

(ii)On the terms and conditions set forth herein, Lender agrees to make to Borrowers an additional term loan in the aggregate principal amount equal to $35,000,000 (“Additional Term Loan” and together with the Existing Term Loan, the “Term Loan”).  Each drawing by Borrowers under the Additional Term Loan shall be subject to the following conditions:

(A)no Default or Event of Default shall occur or be continuing before and after giving effect to such drawing by Borrowers under the Additional Term Loan;

(B)proceeds of the initial drawing by Borrowers under the Additional Term Loan shall be used to repay in full the indebtedness owing to MidCap Funding IV, LLC (“MidCap”) and proceeds of all other drawings shall be used for working capital and general corporate purposes of the Borrowers;

(C)Borrowers shall give Lender a written notice specifying the amount Borrowers desire to draw under the Additional Term Loan not less than fifteen (15) days before each drawing (except the initial drawing to repay in full the indebtedness owing to MidCap);

(D)each drawing by Borrowers under the Additional Term Loan shall be in a minimum amount of $5,000,000 and incremental amounts in integral multiples of $100,000 (except the initial drawing to repay in full the indebtedness owing to MidCap); and

(E)no drawing by Borrowers under the Additional Term Loan shall be made following December 31, 2021.

D.Section 2.1(b)(i) of the Existing Credit, Security and Guaranty Agreement is hereby deleted in its entirety and the following substituted therefor:

(i)There shall become due and payable, and Borrowers shall repay the Term Loan through, scheduled payments beginning on December 31, 2022 and continuing on the last Business Day of each month thereafter, in monthly principal payments of $1,000,000.  Notwithstanding the foregoing, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.

E.Section 2.1(e) of the Existing Credit, Security and Guaranty Agreement is hereby deleted in its entirety and the following substituted therefor:

(e)Warrants.

(i)Existing Term Loan.  The Borrowers and the Lender hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $65,000,000, (i) the Lender shall make the Existing Term Loan to the Borrowers and (ii) the Borrowers shall sell to, and the Lender (including any designee of Lender) shall purchase from the Borrowers, the Warrants.  Furthermore, the Borrowers and the Lender hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Internal Revenue Code) of the Existing Term Loan is determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Warrants within the meaning of Section 1273(b) of the Internal Revenue Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $2.00 with respect to $35,000,000 of the Existing Term Loan and $1.98 with respect to $30,000,000 of the Existing Term Loan.  The parties hereto agree to report all income tax matters with respect to the Warrants consistent with the provisions of this Section 2.1(e)(i) unless otherwise required due to a change in applicable Law.

(ii)Additional Term Loan.  The Borrowers and the Lender hereby acknowledge and agree that, for United States income tax purposes, for an aggregate purchase price of $35,000,000, (i) the Lender shall make the Additional Term Loan to the Borrowers and (ii) subject to the Borrowers making an initial drawing under the Additional Term Loan, the Borrowers shall sell to, and the

Lender (including any designee of Lender) shall purchase from the Borrowers, the Warrants.  Furthermore, the Borrowers and the Lender hereby acknowledge and agree that (i) the issue price (within the meaning of Section 1273(b) of the Internal Revenue Code) of the Additional Term Loan is determined pursuant to Section 1272-1275 of the Code and the Treasury Regulations thereunder and (ii) for United States federal income tax purposes, the issue price of the Warrants within the meaning of Section 1273(b) of the Internal Revenue Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $3.08.  The parties hereto agree to report all income tax matters with respect to the Warrants consistent with the provisions of this Section 2.1(e)(ii) unless otherwise required due to a change in applicable Law.

F.The Existing Credit, Security and Guaranty Agreement is hereby amended to add the following new Section 2.1(f) as follows:

(f)Inability to Determine the LIBOR Rate.  Notwithstanding anything to the contrary in this Agreement, if the Lender determines that the LIBOR Rate is no longer being reported by The Wall Street Journal, then reasonably promptly after such determination by the Lender, the Lender and the Borrowers may amend this Agreement solely for the purposes of replacing the LIBOR Rate with another alternate benchmark rate (“Replacement Reference Rate”) after due consideration to any evolving or then existing convention for similar U.S. Dollar denominated credit facilities, which may include any selection, endorsement or recommendation by the government of the United States of America or any court, governmental body or other regulator or agency, the Federal Reserve Board, the Federal Reserve Bank of New York, or a committee endorsed or convened by any of the foregoing.  In determining the interest accruing on the Term Loan, there shall be added to the Replacement Reference Rate a margin to be agreed between Lender and Borrowers (it being the intention of the parties that such margin, when added to the Replacement Reference Rate, shall result in in the Term Loan accruing interest at a rate that is the same as the interest accruing on the Term Loan under the terms of this Agreement as if the LIBOR Rate were still available).  In the event a Replacement Reference Rate is not available or the Lender and the Borrowers are unable to agree on a Replacement Reference Rate, the interest on the Term Loan shall accrue at the Prime Rate plus a margin to be agreed among Lender and Borrowers (it being the intention of the parties that such margin, when added to the Prime Rate, shall result in the Term Loan accruing interest at a rate that is the same as the interest accruing on the Term Loan under the terms of this Agreement as if the LIBOR Rate were still available).

G.Section 2.3 of the Existing Credit, Security and Guaranty Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 2.3Term Note.  The Term Loan made by Lender shall be evidenced by an second amended and restated promissory note in the form attached hereto as Exhibit A executed by Borrowers on a joint and several basis (as amended and restated, “Term Note”) in an original principal amount equal to One Hundred Million Dollars ($100,000,000).

H.Section 4.1 of the Existing Credit, Security and Guaranty Agreement is hereby amended to delete the second sentence therein.

I.Article 6 of the Existing Credit, Security and Guaranty Agreement is hereby amended and restated as follows:

ARTICLE 6 - RESERVED

J.Schedule 2.1 of the Existing Credit, Security and Guaranty Agreement is hereby replaced in its entirety with Schedule 2.1 attached hereto.

K.Exhibit A of the Existing Credit, Security and Guaranty Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

4.Representations, Warranties and Covenants.  Each Borrower hereby represents, warrants and covenants to Lender as follows:

A.no Unmatured Default or Event of Default has occurred and is continuing under the Existing Credit, Security and Guaranty Agreement or any other Loan Document;

B.the representations and warranties of Borrowers in the Existing Credit, Security and Guaranty Agreement and each other Loan Document are true and correct in all material respects as of the date hereof as though each of said representations and warranties was made on the date hereof (except, in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); and

C.this Amendment has been duly authorized, executed and delivered on behalf of Borrowers and this Amendment constitutes the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or laws affecting creditor's rights generally and by general principles of equity.

5.Conditions Precedent.  The obligation of Lender to enter into this Amendment is subject to the following conditions precedent:

A.Borrowers shall have entered into, executed and delivered to Lender:

(i)	a fully executed original of this Amendment,
(ii)	the Second Amended and Restated Term Note in the form attached hereto as Exhibit A;
(iii)	executed payoff letter from MidCap acceptable to Lender;
(iv)

Warrants issued to Lender and any designee of Lender to purchase 1,075,820 shares of common stock substantially in the form attached as Exhibit B to the Existing Credit, Security and Guaranty Agreement;

(v)

Registration Rights Agreement with respect to the shares underlying the Warrants issued in connection with this Amendment in the form substantially similar to the Registration Rights Agreements issued in connection with the Existing Credit, Security and Guaranty Agreement;

(vi)	Amendments to Warrants previously issued to Lender and any designee of Lender to extend the expiration date thereof to May 29, 2027; and
(vii)	such consents and approvals acceptable to Lender.

B.Lender shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of the Board of Directors authorizing its execution, delivery and performance of this Amendment, (ii) authorizing specific officers of Borrower to execute this Amendment, and (iii) attesting to the incumbency and signature of specific officers of Borrower.

C.Borrowers shall pay to Lender for its account (and not on behalf of any loan participant) a closing fee in the amount of $350,000 which fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

6.Waiver of Claims.  Each Borrower hereby acknowledges, agrees and affirms that it currently possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Credit, Security and Guaranty Agreement or any other Loan Document or any amendments thereto (collectively, the “Claims”), nor does any Borrower now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Credit, Security and Guaranty Agreement or any other Loan Document, as amended hereby, each Borrower hereby unconditionally, irrevocably and unequivocally waives to the extent permitted by applicable law and fully releases any and all such Claims as if such Claims were the subject of a lawsuit (other than the defense of payment in full), adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

7.Ratification of Existing Credit, Security and Guaranty Agreement and the other Loan Documents.  From and after the date hereof, the Existing Credit, Security and Guaranty Agreement and the other Loan Documents shall be deemed to be amended and modified as provided herein, and, except as so amended and modified, the Existing Credit, Security and Guaranty Agreement and the other Loan Documents shall continue in full force and effect and the Existing Credit, Security and Guaranty Agreement and the applicable provisions of this Amendment shall be read, taken and construed as one and the same instrument.  Each Borrower hereby remakes, ratifies and reaffirms all of its Obligations under the terms of the Existing Credit, Security and Guaranty Agreement and the other Loan Documents and any other document to which it is a party evidencing, creating or securing the Term Loan, as of the date hereof after giving effect to the amendments contained herein including, without limitation, the granting of a security interest thereunder.  On and after the date hereof, the term “Credit, Security and Guaranty Agreement” used in any document evidencing the Term Loan shall mean the Existing Credit, Security and Guaranty Agreement as amended hereby.  Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a waiver or relinquishment of (a) any Default or Event of Default under any of the Loan Documents, (b) any of the agreements, terms or conditions contained in any of the Loan Documents, (c) any rights or remedies of Lender with respect to the Loan Documents, or (d) the rights of Lender to collect the full amounts owing to them under the Loan Documents.

8.Consents.  Each Borrower hereby represents that this Amendment does not violate any provision of any instrument, document, contract or agreement to which such party is a party, or each Borrower hereby represents that it has obtained all requisite consents under those third party instruments prior to entering into this Amendment.

9.Further Assurances.  The parties hereto, shall, at any time and from time to time, following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

10.Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original; all the counterparts for this Amendment shall together constitute one and the same agreement.  Delivery of a counterpart to this Amendment by facsimile or electronic transmission shall constitute delivery of an original counterpart hereto.

11.Representation by Counsel.  Each Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Amendment; that it has read and fully understands the terms hereof, that such party and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Amendment, and that it intends to be bound hereby.

12.No Third Party Beneficiaries.  The terms and provisions of this Amendment shall be for the sole benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

13.Governing Law and Submission to Jurisdiction.  The provision of Section 11.8 of the Existing Credit, Security and Guaranty Agreement is hereby incorporated herein by reference.

14.WAIVER OF JURY TRIAL.  EACH BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AMENDMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER AND LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit, Security and Guaranty Agreement dated as of the date first written above.

ALPHATEC HOLDINGS, INC.,
a Delaware corporation
By:	/s/ Jeffrey Black
Jeffrey Black
Chief Financial Officer
ALPHATEC SPINE, INC.
a California corporation
By:	/s/ Jeffrey Black
Jeffrey Black
Chief Financial Officer
SAFEOP SURGICAL, INC.
a Delaware corporation
By:	/s/ Jeffrey Black
Jeffrey Black
Chief Financial Officer

Second Amendment to

Credit, Security and Guaranty Agreement

LENDER:
SQUADRON MEDICAL FINANCE SOLUTIONS, LLC
By:	/s/ David Pelizzon
David Pelizzon
President

Second Amendment to

Credit, Security and Guaranty Agreement

Exhibit A

Form of Second Amended and Restated Term Note

100,000,000	May 30, 2020

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of Squadron Medical Finance Solutions LLC, a Delaware limited liability company (hereinafter, with any subsequent holders, the “Lender”), 18 Hartford Avenue, Granby, CT 06035, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), made by the Lender to or for the account of the Borrowers pursuant to the Credit, Security and Guaranty Agreement dated as of November 6, 2018 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the other Credit Parties from time to time party thereto, and the Lender, with interest at the rate and payable in the manner stated therein.

This is a promissory note (“Term Note”) to which reference is made in Section 2.3 of the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lender’s books and records concerning the Term Loan, the accrual of interest thereon, and the repayment of such Term Loan, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by the Lender in exercising or enforcing any of the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default.

This Term Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

This Term Note amends and restates that certain Amended and Restated Term Note dated as of March 27, 2019 made by Borrowers in favor of Lender in the original principal amount of $65,000,000 (the “Existing Term Note”) and constitutes a replacement and substitute for the Existing Term Note.  To the extent that the principal balance of this Term Note includes the indebtedness hitherto evidenced by the Existing Term Note, the indebtedness evidenced by the Existing Term Note is a continuing indebtedness and nothing herein shall be deemed to constitute a payment, settlement or novation of the Existing Term Note or a release of any collateral heretofore pledged to secure payment and performance of the Existing Term Note, all such collateral hereby expressly pledged to secure the payment and performance of the obligations hereunder as if fully set forth herein.

THIS TERM NOTE AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

EACH BORROWER, AND LENDER BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ISSUING AND ACCEPTING THIS TERM NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER AND LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be duly executed as of the date set forth above.

ALPHATEC HOLDINGS, INC.
By:	/s/ Jeffrey Black
Name:	Jeffrey Black
Title:	Chief Financial Officer
ALPHATEC SPINE, INC.
By:	/s/ Jeffrey Black
Name:	Jeffrey Black
Title:	Chief Financial Officer
SAFEOP SURGICAL, INC.
By:	/s/ Jeffrey Black
Name:	Jeffrey Black
Title:	Chief Financial Officer

Schedule 2.1

AMORTIZATION

Payment Date	Amount

December 31, 2022 through June 2, 2025	$1,000,000

June 2, 2025	Outstanding balance of all principal and interest